                                            EXHIBIT 10.5

FIRST AMENDMENT TO
AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT (this “Amendment”) is dated as of January 30, 2023 by and between Visa U.S.A. Inc., a Delaware corporation (“Company”), and Alfred F. Kelly, Jr. (“Executive”).
RECITALS
WHEREAS, Company and Executive are parties to that certain Amended and Restated Aircraft Time Sharing Agreement dated and effective as of November 1, 2019 (the “Agreement”);
WHEREAS, effective February 1, 2023, Executive shall cease to serve as Company’s Chief Executive Officer and shall continue to serve the Company as the Executive Chairman of the Board of Directors;
WHEREAS, Section 1 of the Agreement provides that the Agreement shall terminate automatically on the date Executive ceases to serve as Company’s Chief Executive Officer;
WHEREAS, notwithstanding the term provided in Section 1 of the Agreement, Company and Executive desire the terms and conditions of the Agreement to remain in effect, subject to and in accordance with the amendments to the Agreement described herein;
WHEREAS, Schedule B of the Agreement sets forth the terms and conditions of Executive’s Reimbursement and Payment of Flights; and
WHEREAS, Company and Executive desire to amend the Agreement to (i) amend and restate Section 1 of the Agreement to provide that the Agreement shall terminate automatically on the later of the date Executive ceases to serve as Company’s Chief Executive Officer or Executive Chairman of the Board of Directors and (ii) amend and restate Schedule B of the Agreement to (a) update the “Threshold Amount” under which Executive shall not be required to pay Company for amounts described in Section 1(a) of Schedule B to the Agreement and (b) eliminate the Annual Cap, under which Company's obligation to provide Executive the Aircraft and flight crew for personal use in any fiscal year would cease.
NOW, THEREFORE, in consideration of the foregoing and based on the mutual covenants and conditions set forth herein, the parties hereto agree as follows:
ARTICLE 1
AMENDMENTS
1.1Defined Terms. Capitalized terms used but not defined in this Amendment will have the meanings ascribed to such terms in the Agreement.
1.2Amendment to Section 1. Section 1 of the Agreement is hereby amended and restated in its entirety by substituting the following language for the original Section 1 of the Agreement:
1.Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either party on written notice to the other party, such termination to become effective ten (10) days from the date of the notice; provided, however, that this Agreement may be terminated by Company on such shorter notice as may be required for Company to comply with applicable law, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, insurance requirements, or in the event the insurance required hereunder is not in full force and effect. This Agreement also shall terminate automatically on the later of the date Executive ceases to serve as Company’s Chief Executive Officer or Executive Chairman of the Board of Directors. Notwithstanding the foregoing, any provisions directly or indirectly related to Executive's payment obligations for flights completed prior to the date of termination and the limitation of liability provisions in Section 9 shall survive the termination of this Agreement.
1.3Amendment to Schedule B. Schedule B of the Agreement is hereby amended and restated in its entirety by substituting the new Schedule B attached to this Amendment, incorporating the updated Threshold Amount and eliminating the Annual Cap provision, for the original Schedule B of the Agreement.
1.4No Other Amendments. Except as set forth in this Amendment with respect to the amended and restated Section 1 and new Schedule B, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this Amendment and the Agreement, the terms of this amendment will prevail.
ARTICLE 2
MISCELLANEOUS
2.1Counterparts. This Amendment may be executed in any number of counterparts (including by any means intended to preserve the original graphic and pictorial appearance of a document or by electronic or digital signature), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
2.2Expenses. Each party shall bear all of its own expenses in connection with the negotiation, execution and delivery of this Amendment.
ARTICLE 3
TRUTH IN LEASING
3.1COMPANY CERTIFIES THAT EACH OF THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THE AGREEMENT, INCLUDING THIS AMENDMENT (OR SUCH SHORTER PERIOD AS OPERATOR SHALL HAVE POSSESSED THE AIRCRAFT), IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS. EACH OF THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS FOR ALL OPERATIONS TO BE CONDUCTED UNDER THE AGREEMENT, INCLUDING THIS AMENDMENT.
3.2COMPANY, WHOSE OFFICE ADDRESS IS 900 METRO CENTER BLVD., FOSTER CITY, CALIFORNIA 94404, AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE BELOW, THAT WHENEVER ANY OF THE AIRCRAFT IS OPERATED UNDER THE AGREEMENT, INCLUDING THIS AMENDMENT, COMPANY SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE, THE OPERATOR OF THE AIRCRAFT, AND THAT COMPANY UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

3.3THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.
3.4A COPY OF THE AGREEMENT, INCLUDING THIS AMENDMENT, SHALL BE MAILED OR FILED BY EXECUTIVE TO THE FAA AIRCRAFT REGISTRATION BRANCH, ATTN. TECHNICAL SECTION, P.O. BOX 25504, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY SECTION 91.23(c)(1) OF THE FAR AND A COPY OF THE AGREEMENT, INCLUDING THIS AMENDMENT, SHALL BE CARRIED IN THE AIRCRAFT.
IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Aircraft Time Sharing Agreement as of the day and year first above written.

COMPANY:
VISA U.S.A. INC.
By:	/s/ Vasant Prabhu
Name:	Vasant Prabhu
Title:	Vice Chair, Chief Financial Officer

EXECUTIVE:
ALFRED F. KELLY, JR.
By:	/s/ Alfred F. Kelly, Jr.
Name:	Alfred F. Kelly, Jr.

SCHEDULE B

TERMS AND CONDITIONS OF EXECUTIVE’S REIMBURSEMENT AND PAYMENT OF FLIGHTS

1.Expenses
(a)Reimbursement. For each flight conducted under the Agreement (including return and deadhead flights, as described in Section 4(c) of the Agreement), Executive shall, subject to the last sentence of this Section 1(a), pay Company an amount (as determined by Company in its sole discretion) equal to the lesser of (i) the amount that would, absent reimbursement, be reportable with respect to Executive in the Summary Compensation Table of Company's Proxy Statement (as determined by Company in its sole and absolute discretion in accordance with Item 402 of Regulation S-K (17 CFR 229.402), including any amendments or successor rules thereto) (the "SEC Cost"), or (ii) all of the expenses of operating such flight that may be charged pursuant to FAR Section 91.501(d) as in effect from time to time (the "FAR Expenses"). Under no circumstances shall Executive pay Company more than the maximum amount of expense reimbursement allowed under FAR Section 91.501 (d) for any flight. Notwithstanding the foregoing, effective for any flight beginning on or after the first day of Company’s 2023 fiscal year, Executive: (i) shall not be required to pay Company any amount described in this Section 1(a), until all such amounts exceed $250,000 in the aggregate for each fiscal year of Company (the "Threshold Amount"), with such Threshold Amount reduced by the cost of any personal use of chartered flights paid by Company, and (ii) shall pay Company any amount in excess of the Threshold Amount, in accordance with the provisions of this Section l(a) and other applicable provisions of the Agreement.
(b)SEC Cost. For purposes of this Agreement, the SEC Cost shall include, but not be limited to, the following variable operating costs: aircraft fuel and oil, hourly engine program charges, communication, catering, allowance for maintenance and maintenance programs, contract pilots and cabin coordinators, flight crew expenses, flight crew meals, aircraft expenses, cleaning, landing and ground services, navigation, landing fees, parking charges and flight costs associated with repositioning the Aircraft in connection with deadhead flights (as described in Section 4(c) of the Agreement).
(c)FAR Expenses. As of the date of the Agreement, FAR Expenses are limited to the following costs:
i.Fuel, oil, lubricants, and other additives;
ii.Travel expenses of the crew, including food, lodging, and ground transportation;
iii.Hangar and tie-down costs away from the Aircraft's base of operation;
iv.Insurance obtained for the specific flight as per Section 7(b) of the Agreement;
v.Landing fees, airport taxes, and similar assessments;
vi.Customs, foreign permit, and similar fees directly related to the flight;
vii.In-flight food and beverages;
viii.Executive ground transportation;
ix.Flight planning and weather contract services; and

x.An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (i) above.

2.Invoicing and Payment. All payments, if any, to be made to Company by Executive hereunder shall be paid in the manner set forth in this Section. Company will pay, or cause to be paid, the expenses related to the operation of the Aircraft hereunder in the ordinary course. Company shall provide or cause to be provided to Executive a monthly invoice, within fifteen (15) days after the end of each month, that shows the personal use of the Aircraft by Executive pursuant to this Agreement during that month and provides a complete accounting detailing all amounts that are payable by Executive pursuant to Section I hereinabove for that month (plus applicable domestic or international air transportation excise taxes, and any other fees, taxes or charges assessed on Executive by and remitted to a government agency or airport authority). Executive shall pay all amounts due under the invoice not later than fifteen (15) days after receipt thereof. In the event Company has not received all supplier invoices for reimbursable charges relating to personal use of the Aircraft prior to the date of the invoice, Company shall issue supplemental invoices for such charges to Executive, and Executive shall pay each supplemental invoice within fifteen (15) days after receipt thereof.